                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                SBE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              Not applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[SBE LOGO]

                                   SBE, INC.
                            4550 NORRIS CANYON ROAD
                          SAN RAMON, CALIFORNIA 94583

DEAR STOCKHOLDERS:


    You are invited to attend the Annual Meeting of Stockholders of SBE, Inc. to be held Tuesday, March 24, 1998, at 5:00 p.m. local time at the Company's Corporate Headquarters at 4550 Norris Canyon Road, San Ramon, California.


    At this meeting you are being asked to vote on several matters recommended by the Board of Directors. I want to emphasize the importance of Proposal 2--our proposed increase in the number of shares of Common stock under our employee stock option plan.

    To succeed, SBE must recruit and retain extraordinarily talented people at a time when the competition for these individuals is at an all-time high. For example, it is not uncommon for networking equipment companies in Silicon Valley to experience voluntary turnover of salaried personnel in excess of 10% per year. According to industry salary surveys, cash compensation among engineers has been increasing recently at rates of 12% per year and greater. In the midst of this, SBE must offer engineers, sales and marketing individuals and other key personnel a meaningful participation in the future appreciation of the Company's stock. Without this, I believe we will lose our ability to attract and retain many of the people we most need.

    Over the last year, we focused the Company's efforts on the high-growth areas of telecommunications, communications servers and remote access products. Our engineering activities now clearly target these markets. We have outsourced the manufacturing operation of the Company, with significant economies being realized. Our sales and marketing organization has delivered significantly improved sales over the past year with expanded customer accounts.

    I have seen the kind of value that can be created by motivated and high-energy employees, and how hard we must work to recruit and retain these individuals. Not all of that effort is financial. As executives, we are responsible for creating an environment where work and achievement are both enjoyable and professionally rewarding, separate and apart from money. But without creating an exciting financial opportunity for our employees--and in our industry, that means stock incentives-- we will lose our ability to compete for the people who can really make a difference for our customers and our stockholders. As your President and CEO, my responsibility is not limited to preserving past successes or merely holding even with our competition. Rather, I firmly believe that a continuing investment in our most critical resource--our employees--is needed to vigorously strengthen areas of weakness and inspire creative solutions to the challenges before us.


    The management team at SBE is dedicated to improving the financial performance of the Company and to increasing the market value of the Common Stock. I believe that the proposed increase in our Stock Option Plan is an essential part of our ability to achieve that objective. The Board of Directors urges you to carefully review the accompanying proxy statement and to vote yes on amending the 1996 Stock Option Plan.


    Please sign, date and promptly mail the enclosed proxy in the prepaid envelope enclosed. Thank you for your attention to this matter.


                                /s/ William B. Heye
                                William B. Heye, Jr.
                                PRESIDENT AND CEO

[SBE LOGO]

                                   SBE, INC.
                            4550 NORRIS CANYON ROAD
                          SAN RAMON, CALIFORNIA 94583
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 24, 1998


TO THE STOCKHOLDERS OF SBE, INC.:


    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SBE, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, March 24, 1998, at 5:00 p.m. local time, at the Company's principal offices at 4550 Norris Canyon Road, San Ramon, California, for the following purposes:

    1. To elect two directors to hold office until the 2001 Annual Meeting of Stockholders.

    2. To approve the Company's 1996 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 200,000 shares.

    3. To ratify the selection of Coopers & Lybrand LLP as the Company's independent auditors for the fiscal year ending October 31, 1998.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on February 18, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors


                                          /s/ Timothy J. Repp


                                          Timothy J. Repp
                                          CHIEF FINANCIAL OFFICER, VICE
                                          PRESIDENT, FINANCE AND SECRETARY

San Ramon, California
February 24, 1998

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY. FURTHERMORE, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                   SBE, INC.
                            4550 NORRIS CANYON ROAD
                          SAN RAMON, CALIFORNIA 94583

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 24, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of SBE, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, March 24, 1998, at 5:00 p.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices at 4550 Norris Canyon Road, San Ramon, California. The Company intends to mail this proxy statement and accompanying proxy card on or about February 24, 1998 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on February 18, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 2,659,655 shares of Common Stock.

    Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4550 Norris Canyon Road, San Ramon, California 94583, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. Furthermore, if the shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than October 27, 1998, in order to be included in the proxy statement and proxy relating to that annual meeting. In addition, any stockholder that desires to make a proposal to be presented at the Company's Annual Meeting of Stockholders must comply with the provisions relating to advance notice contained in the Company's By-laws.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Amended Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of five members. There are two directors in the class whose term of office expires in 1998. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2001 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

                  NOMINEES FOR ELECTION FOR A THREE-YEAR TERM
                      EXPIRING AT THE 2001 ANNUAL MEETING

    RAIMON L. CONLISK

    Mr. Conlisk, 75, has served as a director since 1991 and currently serves as Chairman of the Board. From 1977 to date, Mr. Conlisk has been President of Conlisk Associates, a management consulting firm serving high-technology companies in the United States and foreign countries. Since April 1994, Mr. Conlisk has served as Chairman of the Board of Directors of Exar Corporation ("Exar"), a manufacturer of application-specific integrated circuits. Mr. Conlisk also has served as a director of Exar since 1985. Since 1991 Mr. Conslik has served as a director of XeTel Corporation, a contract manufacturer of electronic equipment. Mr. Conlisk was President, from 1984 to 1989, and Chairman of the Board of Directors, from 1989 until retirement in June 1990, of Quantic Industries, Inc. ("Quantic"), a manufacturer of electronic systems and devices for aerospace, defense, and factory automation applications, and he served as a director of Quantic from 1970 until retirement.

From 1970 to 1973 and from 1987 to 1990, Mr. Conlisk served as a director of the American Electronics Association.

    RANDALL L-W. CAUDILL

    Dr. Caudill, 50, has served as a director since 1997. From January 1997 to date, Dr. Caudill has been President of Dunford Hill Capital Partners, a consulting firm serving high-technology and biotechnology companies in the United States and abroad. From June 1987 to December 1996, Dr. Caudill served as Managing Director of the San Francisco corporate finance office of Prudential Securities, an investment banking firm. From June 1987 to February 1993, Dr. Caudill was Managing Director in charge of Prudential Securities' Mergers and Acquisitions Department, and he served as co-head of the Investment Banking department in 1991. Dr. Caudill serves as a director of PLM International, Inc., an international diversified equipment leasing company, and is a director of VaxGen, Inc., a pharmaceuticals company developing commercial HIV vaccines. Dr. Caudill received a D. Phil. from Oxford University, where he was a Rhodes Scholar and a teaching fellow.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE
          DIRECTOR CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

    GEORGE E. GREGA

    Mr. Grega, 68, has served as a director since 1991. From January 1985 to date, Mr. Grega has been President of George E. Grega Associates, an international business and management consulting firm. From 1985 to date, Mr. Grega has served as a director of Exar. Mr. Grega was an employee of General Electric Company, a diversified international manufacturer of defense, electrical and other products, from 1950 through 1984, including service from 1970 to 1973 as President and Chief Executive Officer of General Electric Japan, Ltd.

          DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

    WILLIAM B. HEYE, JR.

    Mr. Heye, 59, has served as President, Chief Executive Officer and a director of the Company since November 1991. From 1989 to November 1991, he served as Executive Vice President of Ampex Corporation, a manufacturer of high-performance scanning recording systems, and President of Ampex Video Systems Corporation, a wholly-owned subsidiary of Ampex Corporation and a manufacturer of professional video recorders and editing systems for the television industry. From 1986 to 1989, Mr. Heye served as Executive Vice President of Airborn, Inc., a manufacturer of components for the aerospace and military markets. Prior to 1986, Mr. Heye served in various senior management positions at Texas Instruments, Inc. in the United States and overseas, including Vice President and General Manager of Consumer Products and President of Texas Instruments Asia, Ltd., with headquarters in Tokyo, Japan.

    RONALD J. RITCHIE

    Mr. Ritchie, 57, has served as a director since 1997. Since February 1998, Mr. Ritchie has been Chairman of the Board of VXI Electronics, Inc., a supplier of power conversion components. Mr. Ritchie was President and CEO of Akashic Memories Corporation, a firm supplying thin film hard disk media to manufacturers of disk drive products, from November 1996 to January 1998. Mr. Ritchie was President of Ritchie Associates, a business and management consulting firm, from May 1994 to November 1996. From August 1992 to April 1994, Mr. Ritchie was President and Chief Operating

Officer of Computer Products, Inc., a supplier of power conversion components and system applications for the computer and networking industry. Prior to August 1992, Mr. Ritchie held President or senior executive positions at Ampex Corporation, Canaan Computer Corporation, Allied Signal Corporation and Texas Instruments.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended October 31, 1997, the Board held five meetings. The Board has an Audit Committee and a Compensation Committee, but does not have a nominating committee or any committee performing a similar function.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls; and performs other related duties delegated to such committee by the Board. The Audit Committee, which consisted of two non-employee directors, Dr. Caudill and Mr. Conlisk, held one meeting during fiscal 1997.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which consists of three non-employee directors, Messrs. Conlisk, Ritchie and Grega, held nine meetings during fiscal 1997.

    During fiscal 1997, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served during the fiscal year, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2
                 APPROVAL OF 1996 STOCK OPTION PLAN, AS AMENDED

    In July 1987, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1987 Supplemental Stock Option Plan. This plan was amended and restated on January 18, 1996 and retitled the 1996 Stock Option Plan (the "1996 Plan"). At October 31, 1997, the aggregate number of shares of the Company's Common Stock authorized for issuance under the 1996 Plan was 1,130,000.

    On October 31, 1997, options (net of canceled or expired options) covering an aggregate of 663,775 shares of the Company's Common Stock had been granted and were outstanding under the 1996 Plan, and only 36,917 shares (plus any shares that might in the future be returned to the 1996 Plan as a result of cancellations or expiration of options) remained available for future grant under the 1996 Plan. During the last fiscal year, under the 1996 Plan, the Company granted to all current executive officers as a group options to purchase 40,000 shares at exercise prices of $4.25 to $5.25 per share, and to all employees (excluding executive officers) as a group, options to purchase 162,100 shares at exercise prices of $3.69 to $17.25 per share. No options may be granted under the 1996 Plan to non-employee directors.

    On December 9, 1997, the Board approved an amendment to the 1996 Plan, subject to stockholder approval, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees. The amendment increases the number of shares authorized for issuance under the 1996 Plan from a total of 1,130,000 shares to 1,330,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

    Stockholders are requested in this Proposal 2 to approve the 1996 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1996 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on this matter and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.


    The essential features of the 1996 Plan are outlined below:

GENERAL

    The 1996 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1996 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

    The 1996 Plan was adopted to provide a means by which selected employees and employee-directors of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. Approximately 85 of the Company's approximately 90 employees and consultants are eligible to participate in the 1996 Plan.

ADMINISTRATION

    The 1996 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1996 Plan and, subject to the provisions of the 1996 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1996 Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 1996 Plan to the Compensation Committee of the Board. As used herein with respect to the 1996 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself. In addition, the 1996 Plan provides that, in the Board's discretion, directors who grant options to employees covered under Section 162(m) of the Code generally will be "outside directors" as defined in Section 162(m). See "Federal Income Tax Information" below for a discussion of the application of Section 162(m).

ELIGIBILITY

    Incentive stock options may be granted under the 1996 Plan only to selected employees (including officers) of the Company and its affiliates. Selected employees (including officers), employee-directors and consultants are eligible to receive nonstatutory stock options under the 1996 Plan. Directors who are not salaried employees of or consultants to the Company or to any affiliate of the Company are not eligible to participate in the 1996 Plan.

    No option may be granted under the 1996 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1996 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

    No person may be granted options under the 1996 Plan during any calendar year to purchase in excess of 150,000 shares of Common Stock. This limitation permits the Company under Section 162(m) of the Code to continue to be able to deduct as a business expense certain compensation attributable to the exercise of options granted under the 1996 Plan. Section 162(m) denies a deduction to any publicly held corporation for certain compensation paid to specific employees in a taxable year to the extent that the compensation exceeds $1,000,000 for any covered employee, unless certain conditions are satisfied. See "Federal Income Tax Information" below for a discussion of the application of Section 162(m).

STOCK SUBJECT TO THE 1996 PLAN

    If options granted under the 1996 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1996 Plan.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the 1996 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options under the 1996 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1996 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." At February 10, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $8.50 per share.

    In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. The Company has provided that opportunity to employees in the past. To the extent required by Section 162(m), an option repriced under the 1996 Plan is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the 150,000 share per calendar year limitation.

    The exercise price of options granted under the 1996 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

    OPTION EXERCISE. Options granted under the 1996 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1996 Plan typically vest at the rate of 1/48th per month (25% per year) with one-year cliff vesting, during the optionee's employment or services as a consultant. Shares covered by options granted in the future under the 1996 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1996 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

    TERM. The maximum term of options under the 1996 Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1996 Plan terminate three months after termination of the optionee's employment or relationship as a consultant to the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant to the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the 1996 Plan or subject to any option granted under the 1996 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1996 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares that may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

    The 1996 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the 1996 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options outstanding under the 1996 Plan, or to substitute similar options, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the 1996 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1996 Plan will terminate on January 17, 2006.

    The Board may also amend the 1996 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 1996 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

    Under the 1996 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order." In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

    INCENTIVE STOCK OPTIONS. Incentive stock options under the 1996 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

    If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term, mid-term or short-term depending on how long the optionee holds the stock. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the 1996 Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

                                   PROPOSAL 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board has selected Coopers & Lybrand LLP as the Company's independent auditors for the fiscal year ending October 31, 1998 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Coopers & Lybrand LLP has audited the Company's financial statements since 1974. Representatives of Coopers & Lybrand LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Coopers & Lybrand LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Coopers & Lybrand LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.


    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Coopers & Lybrand LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP TABLE

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1997 by (a) all those known by the Company to be beneficial owners of more than 5% of its Common Stock; (b) each director and nominee for director; (c) each of the executive officers named in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group.


                                                                                     BENEFICIAL OWNERSHIP (1)
                                                                                   ----------------------------
                                                                                     NUMBER         PERCENT
BENEFICIAL OWNER                                                                    OF SHARES    OF TOTAL (2)
---------------------------------------------------------------------------------  -----------  ---------------
Mr. Steven T. Newby .............................................................     302,250           11.4%
  6116 Executive Boulevard, Suite 701
  Rockville, MD 20852
Mr. William B. Heye, Jr. (3) ....................................................     149,349            5.3%
  4550 Norris Canyon Road
  San Ramon, CA 94583
Mr. Franklin P. Johnson .........................................................     133,995            5.0%
  2275 E. Bayshore Road, Suite 150
  Palo Alto, CA 94301
Mr. Raimon L. Conlisk (3)........................................................      13,500              *
Mr. George E. Grega (3)..........................................................      13,500              *
Mr. Ronald J. Ritchie (3)........................................................       1,250              *
Dr. Randall L-W. Caudill (3).....................................................       1,250              *
Mr. Michael R. Coker (3).........................................................      57,600            2.1%
Mr. Timothy J. Repp (3)..........................................................      34,200            1.3%
Mr. Samuel J. Penny (3)..........................................................      32,837            1.3%
All executive officers and directors as a group (8 persons) (3)..................     303,486           10.3%


------------------------------

*   Less than one percent.

(1) This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Applicable percentages are based on 2,659,655 shares outstanding on December 31, 1997, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(3) Includes 146,900, 13,500, 13,500, 1,250, 1,250, 33,500, 55,000 and 16,000
    shares that Messrs. Heye, Conlisk, Grega, Ritchie, Caudill, Repp, Coker and Penny, respectively, have the right to acquire within 60 days of the Record Date under the Company's option plans.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    During fiscal 1997, non-employee directors received for their services as directors a quarterly participation fee of $3,000 plus fees of $1,000 for each Board and Committee meeting attended and a fee of $500 for each telephone conference Board or Committee meeting in which such director participated. Each Committee Chairman also receives an additional quarterly fee of $750. The Chairman of the Board receives, in lieu of all other fees, a fee of $40,000. In fiscal 1997, the total compensation paid to non-employee directors as directors' fees was $103,500. The members of the Board are also eligible for reimbursement for their expenses in connection with attendance at Board meetings in accordance with Company policy.

    Each non-employee director of the Company also receives stock option grants under the 1991 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

    Option grants under the Directors' Plan are non-discretionary. On April 1 of each year (or the next business day should such date be a legal holiday), each member of the Company's Board who is not an employee of the Company is automatically granted under the Directors' Plan, without further action by either the Company, the Board or the stockholders, an option to purchase 5,000 shares of Common Stock of the Company. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan vest in four equal installments commencing on the date one year after the grant of the option, provided that the optionee has, during the entire year prior to each such vesting date, provided continuous service to the Company as a non-employee director or as an employee of the Company or an affiliate of the Company. The term of options granted under the Directors' Plan is five years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction unless any surviving corporation assumes such options or substitutes similar options for such options.

    During fiscal 1997, the Company granted options covering an aggregate of 20,000 shares to the non-employee directors of the Company at an exercise prices of $4.38 to $4.88 per share, the fair market value of such Common Stock on the date of grant (based on the closing sales price as reported on the Nasdaq National Market on the date of grant). As of December 31, 1997, 12,250 options had been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION TABLE

    The following table shows for the fiscal years ended October 31, 1997, 1996 and 1995, as applicable, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other three executive officers at October 31, 1997 (the "Named Executive Officers"):

                                                                                LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                           -------------------
                                                          ANNUAL                NUMBER OF
                                                       COMPENSATION              SHARES
                                                 ------------------------      UNDERLYING            ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR     SALARY (1)      BONUS         OPTIONS (2)       COMPENSATION (3)
------------------------------------  ---------  -----------  -----------  -------------------  -------------------
Mr. William B. Heye, Jr. ...........    1997     $   210,060  $   236,094          --               $    13,906
  President and Chief Executive         1996     $   210,060      --               15,000           $     6,573
  Officer                               1995     $   200,060      --               --               $     6,865

Mr. Michael R. Coker (4) ...........    1997     $   264,962  $    71,624          20,000           $    11,244
  Vice President, Sales and             1996     $   128,540  $    20,000          60,000           $     2,533
  Marketing

Mr. Timothy J. Repp ................    1997     $   126,206  $   102,714          --               $     9,659
  Vice President, Finance, Chief        1996     $   105,000  $     3,000          27,500           $     3,539
  Financial Officer and Secretary       1995     $    93,000      --                5,000           $     1,727

Mr. Samuel J. Penny (5) ............    1997     $   128,307  $    58,476          20,000           $    10,207
  Vice President, Engineering

------------------------------

(1) Includes amounts earned but deferred at the election of the Named Executive Officer pursuant to the Company's Savings and Investment Plan and Trust.


(2) Includes $2,394, $357, $184 and $1,673 attributable in fiscal 1997 to Messrs. Heye, Coker, Repp and Penny, $1,995, $283, and $167 attributable in fiscal 1996 to Messrs. Heye, Coker and Repp and $995 and $152 attributable in fiscal 1995 to Messrs. Heye and Repp, respectively, to premiums paid by the Company for group term life insurance. The remaining sum for each Named Executive Officer was paid by the Company as matching contributions to the Company's Savings and Investment Plan and Trust.


(3) Fiscal 1996 amounts include certain options granted in fiscal 1996 and prior fiscal years that were repriced in fiscal 1996.

(4) Mr. Coker became an executive officer in March, 1996. Therefore, no amounts are shown for fiscal 1995.

(5) Mr. Penny became an executive officer in March, 1997. Therefore, no amounts are shown for fiscal 1996 or 1995.

    STOCK OPTION INFORMATION

    The Company grants options to its executive officers under the 1996 Plan. As of October 31, 1997, options to purchase a total of 663,375 shares had been granted and were outstanding under the 1996 Plan and options to purchase 36,917 shares remained available for grant thereunder.

    The following tables show for fiscal 1997 certain information regarding options granted to the Named Executive Officers during fiscal 1997 and options held by the Named Executive Officers at fiscal year end. No Named Executive Officer exercised any options during fiscal 1997.

                     STOCK OPTION GRANTS DURING FISCAL 1997

                                                                                                      POTENTIAL REALIZABLE
                                                            INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                                     ---------------------------------------------------------------    ANNUAL RATES OF
                                       NUMBER OF       % OF TOTAL                                         STOCK PRICE
                                      SECURITIES         OPTIONS                                          APPRECIATION
                                      UNDERLYING       GRANTED TO         EXERCISE                      FOR OPTION TERM
                                        OPTIONS       EMPLOYEES IN      OR BASE PRICE    EXPIRATION   --------------------
NAME                                  GRANTED (1)    FISCAL YEAR (2)    PER SHARE (3)       DATE         5%         10%
-----------------------------------  -------------  -----------------  ---------------  ------------  ---------  ---------
Mr. William B. Heye, Jr............       --               --                --              --          --         --

Mr. Michael R. Coker...............       20,000             9.9%         $    5.25       4/16/04     $  42,746  $  99,614

Mr. Timothy J. Repp................       --               --                --              --          --         --

Mr. Samuel J. Penny................       20,000             9.9%         $    4.25       3/26/04     $  34,604  $  80,641

------------------------------

(1) Generally, options granted vest annually in equal increments over a period of four years and have a term of seven years.

(2) Options to purchase 202,100 shares of Common Stock were granted to employees in fiscal 1997.

(3) Exercise price is the closing sales price of the Company's Common Stock as reported on the Nasdaq National Market on the date of grant.

                         FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED                OPTIONS AT
                                                     OPTIONS AT FISCAL YEAR END         FISCAL YEAR END (1)
                                                   ------------------------------  ------------------------------
NAME                                                EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------------------------------  -------------  ---------------  -------------  ---------------
Mr. William B. Heye, Jr..........................       143,150         11,250     $   1,372,275    $    39,375

Mr. Michael R. Coker.............................        45,000         35,000     $     413,550    $   261,250

Mr. Timothy J. Repp..............................        30,375          8,125     $     245,633    $    35,938

Mr. Samuel J. Penny..............................        10,000         22,000     $      86,240    $   208,000

------------------------------

(1) Fair market value of the Company's Common Stock at October 31, 1997 ($14.00) minus the exercise price of the options.


EMPLOYMENT AGREEMENT


    On August 23, 1997, the Company entered into a Severance Agreement with its Vice President of Sales and Marketing, Michael R. Coker providing that, if Mr. Coker's employment is terminated without cause prior to August 23, 1999, the Company will continue to pay Mr. Coker his base salary, commission, bonus and health benefits for six months following termination and all of Mr. Coker's outstanding stock options will immediately vest. Furthermore, pursuant to the Severance Agreement, in the event Mr. Coker is terminated within one year after an acquisition of the Company or similar corporate event, and prior to August 23, 1999, the Company will continue to pay Mr. Coker his base salary, commission, bonus and health benefits for one year following termination and all of Mr. Coker's outstanding stock options will immediately vest.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION (1)

    The Compensation Committee of the Board is responsible for the administration of the compensation programs in effect for the Company's executive officers. These programs have been designed to ensure that the compensation paid to the executive officers is substantially linked to both Company and individual performance. Accordingly, a significant portion of the compensation for which an executive officer is eligible is comprised of variable components based upon individual achievement and Company performance measures.

    EXECUTIVE COMPENSATION PRINCIPLES

    The design and implementation of the Company's executive compensation programs are based on a series of general principles. These principles may be summarized as follows:

    - Align the interests of management and stockholders to build stockholder value by the encouragement of consistent, long-term Company growth.

    - Attract and retain key executive officers essential to the long-term success of the Company.

    - Reward executive officers for long-term corporate success by facilitating their ability to acquire an ownership interest in the Company.

    - Provide direct linkage between the compensation payable to executive officers and the Company's attainment of annual and long-term financial goals and targets.

    - Emphasize reward for performance at the individual and corporate level.

------------------------------


(1) This Section is not "soliciting material", is not deemed "filed" with the Commission and it not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    COMPONENTS OF EXECUTIVE COMPENSATION

    The components of the Company's executive compensation programs may be listed as follows, with a detailed summary provided below:

    - Base Salary

    - Cash Bonus

    - Long-Term Incentives

    - Benefits and Perquisites


    Each component is calibrated to a competitive market position, with market information provided by compensation surveys prepared by independent consulting firms and information collected from companies selected by the Company's Compensation Committee as appropriate comparators of compensation practices. The companies selected by the Compensation Committee as appropriate comparators are generally represented in the Nasdaq Computer Manufacturing Index, whose performance over the past five years is compared to that of the Company in the chart appearing under the heading "Performance Measurement Comparison."


    BASE SALARY

    The base salary for each executive officer is determined on the basis of individual performance, the functions performed by the executive officer and the scope of the executive officer's ongoing responsibilities, and the salary levels in effect for comparable positions based on information provided by the compensation surveys referenced above and comparator information. The weight given to each of these factors varies from individual to individual. In general, base salary is designed primarily to be competitive within the relevant industry and geographic market. Most executive officer salaries in fiscal 1997 remained unchanged from fiscal 1996.

    Each executive officer's base salary is reviewed annually to ensure appropriateness, and increases to base salary are made to reflect competitive market increases and individual factors. Company performance does not play a significant role in the determination of base salary.

    CASH BONUS


    The Company's Management Incentive Plan provides for the funding of a bonus pool based upon the Company's year-to-year rate of revenue growth and profit before tax. No funding of the bonus pool occurs if profit before tax does not exceed a threshold determined by comparing the cost of capital to the return on assets employed. The year-to-year sales growth combined with the profit before tax generated a bonus pool of $453,308 which was paid to execute officers in fiscal 1998.


    LONG-TERM INCENTIVES

    Long-term incentives are provided through stock option grants. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance. Customarily, option grants are made with exercise prices equal to the market price of the shares on the date of grant and will be of no value unless the market price of the Company's outstanding common shares appreciates, thereby aligning a substantial part of the executive officer's compensation package with the return realized by the stockholders.

    The size of each option grant is designed to create a meaningful opportunity for stock ownership and is based upon several factors, including relevant information contained in the compensation surveys described above, an assessment of the option grants of comparable companies and the individual performance of each executive officer.

    Each option grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (customarily the market price on the grant date) over a specified period of time (customarily four years). The option generally vests in equal installments over a period of four years, contingent upon the executive officer's continued employment with the Company.

    Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company and the market price of the underlying shares appreciates over the option term.

    In fiscal 1997, the Committee granted stock options to its executive officers as set forth in the table entitled "Option Grants in Fiscal Year 1997" contained elsewhere in this proxy statement. The Committee believes that stock options, particularly incentive stock options, encourage long-term Company stock ownership, and therefore that such grants are in the best interests of the Company and its stockholders.

    BENEFITS AND PERQUISITES

    The benefits and perquisites component of executive compensation is generally similar to that which is offered to all of the Company's employees.

    CHIEF EXECUTIVE OFFICER (CEO) COMPENSATION

    In setting the compensation payable to the Chief Executive Officer, William
B. Heye, Jr., the goal is to provide compensation competitive with other companies in the industry while at the same time making a significant percentage of Mr. Heye's potential earnings subject to consistent, positive, long-term Company performance. In general, the factors utilized in determining Mr. Heye's compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs.


    Mr. Heye's salary in fiscal 1997 remained unchanged from fiscal 1996. As a result of the Company's performance during fiscal 1997, the Committee granted Mr. Heye a cash bonus of $236,094. The Committee had not awarded a cash bonus to Mr. Heye with respect to either of the Company's two preceding fiscal years due to the Company's performance. During fiscal 1997, Mr. Heye purchased 336 shares of Common Stock at a price of $5.20 per share under the Company's 1992 Employee Stock Purchase Plan.


                                          George E. Grega, Chairman
                                          Raimon L. Conlisk
                                          Ronald J. Ritchie

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As noted above, during the fiscal year ended October 31, 1997, the Compensation Committee consisted of Messrs. Conlisk, Ritchie and Grega, none of whom is an employee of the Company. In December 1996, the Company sold all the assets of its manufacturing operation to XeTel Corporation, a contract manufacturing company. Additionally, the Company entered into a four-year exclusive agreement to purchase manufacturing services from XeTel and subleased a portion of its San Ramon facility to XeTel. Mr. Conlisk, a director of the Company, is also a director of XeTel Corporation.

                     PERFORMANCE MEASUREMENT COMPARISON (1)

    The following chart shows the value of an investment of $100 on October 31, 1992 in cash of (a) the Company's Common Stock, (b) the Nasdaq Computer Manufacturing Index ("Nasdaq Computers") and (c) the CRSP Total Return Index for the Nasdaq Stock Market (United States companies) ("Nasdaq Total Return"). All values assume reinvestment of the full amount of all dividends and are calculated as of October 31 of each year.

           COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN ON INVESTMENT

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               SBE, INC.          THE NASDAQ COMPUTERS            THE NASDAQ

                Common Stock           Manufacturers Index      Total Return Index
Oct-92                100.00                        100.00                  100.00
Oct-93                 75.93                        101.81                  128.80
Oct-94                 57.41                        115.27                  129.49
Oct-95                 90.74                        195.79                  174.40
Oct-96                 30.56                        249.02                  205.78
Oct-97                103.70                        323.93                  271.02

                                                       OCT. 92    OCT. 93    OCT. 94    OCT. 95    OCT. 96    OCT. 97
                                                      ---------  ---------  ---------  ---------  ---------  ---------
SBE.................................................    100.000     75.926     57.407     90.741     30.556    103.704
Nasdaq Computers....................................    100.000    101.812    115.269    195.794    249.019    323.929
Nasdaq Total Return.................................    100.000    128.801    129.486    174.397    205.780    271.020

------------------------------


(1) This Section is not "soliciting material", is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

    The Company has entered into indemnity agreements with certain officers and directors that provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Certificate of Incorporation, as amended, and the Company's By-laws.

                                 OTHER BUSINESS

    The Board knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors


                                          /s/ Timothy J. Repp


                                          Timothy J. Repp

                                          CHIEF FINANCIAL OFFICER, VICE
                                          PRESIDENT,
                                          FINANCE AND SECRETARY

February 24, 1998

1570-PS-98

                                     SBE, INC.

                       PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MARCH 24, 1998

     The undersigned hereby appoints WILLIAM B. HEYE, JR. and TIMOTHY J. REPP, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of SBE, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of SBE, Inc. to be held at 4550 Norris Canyon Road, San Ramon, California, at 5:00 p.m. local time on March 24, 1998, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND, FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:    To elect two directors to hold office until the 2001 Annual
               Meeting of Stockholders and until their successors are elected.

          / /  FOR all nominees listed                 / /  WITHHOLD AUTHORITY
               below (except as written below)         to vote for all nominees
below
          NOMINEES: Raimon L. Conlisk and Randall L-W. Caudill

          TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S) BELOW:


          ---------------------------------------------------------------------

                 MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2 BELOW.

PROPOSAL 2:    To approve the 1996 Stock Option Plan, as amended, to increase the number of shares of Common Stock authorized for issuance under such Plan by 200,000 shares.

               / /  FOR       / /  AGAINST        / /  ABSTAIN

                   MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3 BELOW.

PROPOSAL 3:    To ratify the selection of Coopers & Lybrand LLP as the Company's independent auditors for the fiscal year ending October 31, 1998.

              / /  FOR       / /  AGAINST        / /  ABSTAIN


                              Dated:                      , 1998
                                    ----------------------



                              --------------------------------------------------



                              --------------------------------------------------
                                                Signature(s)


                              PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES.
                              IF SIGNER IS A CORPORATION, PLEASE GIVE FULL
                              CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.